Exhibit 12


                      Fisher Scientific International Inc.

                                 Common Stock,

                           par value $0.01 per share

                                    ------
                  Irrevocable Power of Attorney of Selling Stockholder
                  ----------------------------------------------------


     The undersigned understands that Fisher Scientific International Inc., a Delaware corporation (the "Company"), has authorized a public offering of shares of its common stock, $0.01 par value per share (the "Common Stock"), whereby the undersigned and certain other persons (the undersigned and such other persons being hereinafter referred to as the "Selling Stockholders") propose to sell certain shares of Common Stock to the underwriters (the "Underwriters"), for whom Goldman, Sachs & Co., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives, and that the Underwriters propose to offer such shares to the public. The undersigned also understands that, in connection with the public offering pursuant to the Underwriting Agreement (as defined below), the Company has filed a Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), receipt of a copy of which the undersigned acknowledges, to register under the Securities Act of 1933, as amended (the "1933 Act"), the offering of the shares to be sold by the Company and the Selling Stockholders.

     Concurrently with the execution and delivery of this Power of Attorney, the undersigned is also executing and delivering a Custody Agreement (the "Custody Agreement") pursuant to which stock certificates and/or option agreements representing shares of Common Stock or the right to purchase shares of Common Stock are being deposited with the Company, which will hold such certificates and/or option agreements as custodian (the "Custodian"). The number of shares of Common Stock represented by such stock certificates and/or option agreements immediately prior to the consummation of the offer by the Underwriters to the public is at least equal to the number of shares of Common Stock set forth opposite the undersigned's name at the end of this instrument.

     1. In consideration of the undertakings of the Company with respect to the preparation and filing of the Registration Statement, the completion of the registration of the shares (the "Shares") of Common Stock to be registered for sale by the Selling Stockholders under the 1933 Act, the execution and delivery of the Underwriting Agreement, the execution and delivery by other Selling Stockholders of Powers of Attorney in substantially the same form herewith, the interest of the Underwriters in this transaction prior to the execution and delivery of the Underwriting Agreement and the rights and obligations of the Underwriters under the Underwriting Agreement after execution and delivery, other good and valuable consideration, and the interest of the Company, the other Selling Stockholders and the Underwriters in the matters above referred to and in connection with the foregoing, the undersigned hereby appoints Todd
M. DuChene and Kevin P. Clark, and either of them acting alone, the attorneys-


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in-fact (collectively the "Attorneys-in-Fact" and, individually, an
"Attorney-in-Fact") of the undersigned, and agrees that the Attorneys-in-Fact, or either of them acting alone, may also act as attorneys-in-fact for any other Selling Stockholder, with full power and authority in the name of, and for and on behalf of, the undersigned:

          (a) to sell to the Underwriters up to the number (the "Maximum Number") of Shares of Common Stock as set forth opposite the name of the undersigned at the end of this instrument; provided that (i) the price per share at which the Shares subject hereto are sold to the Underwriters is the same as the price per share at which the other Selling Stockholders sell their Shares to the Underwriters and (ii) Thomas H. Lee Equity Fund III, L.P. and related parties ("THL") collectively sell Shares representing the same percentage of their total ownership interest in the Company (subject to adjustment for fractional shares) as the percentage to be sold by the undersigned and related parties; if THL does not sell such amount, the Attorneys-in-Fact agree to immediately notify the undersigned, at which time the undersigned may, in its sole discretion, determine whether to nonetheless sell its Shares, and, if it decides to sell the Shares, shall provide written notice to the Attorneys-in-Fact authorizing them to proceed with the sale of the Shares and exercise all rights hereunder in connection with such sale;

          (b) for the purpose of effecting such sale, to execute and deliver an underwriting agreement (the "Underwriting Agreement"), among the Company, the Selling Stockholders and the Underwriters, in substantially the form thereof attached hereto as Exhibit A-1, together with such additions thereto, deletions therefrom and changes thereto (including (i) the purchase price per Share to be paid by the Underwriters (subject to the provisos set forth in (a)(i) above) and (ii) the number (or method of determining the number) of Shares (not to exceed the Maximum Number in the aggregate) to be sold by the undersigned) as may be approved in the sole discretion of the Attorneys-in-Fact, or either of them acting alone, such approval to be conclusively evidenced by the execution and delivery of the Underwriting Agreement by the Attorneys-in-Fact or either of them acting alone; provided, however, that no changes agreed to by the Attorneys-in-Fact will materially increase or expand the obligations of the undersigned (including, without limitation, representations and warranties, expense reimbursement and indemnity and contribution obligations) above or beyond those set forth in the Underwriting Agreement;

          (c) to execute and deliver any amendments, modifications or supplements to the Underwriting Agreement to amend, modify or supplement any of the terms thereof including, without limitation, the terms of the offering (subject to the proviso set forth in (a)(i) and (a)(ii) above); provided, however, that no such amendment shall increase the number of the Shares to be sold by the undersigned to more than the Maximum Number in the aggregate; and provided further, however, that no changes agreed to by the Attorneys-in-Fact will materially increase or expand the obligations of the undersigned above or beyond those set forth in the Underwriting Agreement;

          (d) to give such orders and instruments to the Company, the Custodian or any other person as the Attorneys-in-Fact, or either of them acting alone, may determine, in order to effectuate the foregoing, including, without limitation, orders or instructions for the following: (i) the exercise under the option agreements in accordance with the Notice of Exercise delivered with the Custody Agreement for the number of shares of Common Stock to be sold by the undersigned from such option agreements and the payment to the Company of the aggregate exercise price therefor; (ii) the

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     transfer on the books of the Company of the Shares in order to effect their sale (including the names in which new certificates for the Shares are to be issued and the denominations thereof), (iii) the purchase of any transfer tax stamps necessary in connection with the transfer of the Shares, (iv) the delivery to or for the account of the Underwriters of the certificates for the Shares against receipt by the Custodian of the purchase price therefor, (v) the payment by the Custodian out of the proceeds of any sale of the Shares to the Underwriters of all expenses as are to be borne by the undersigned, (vi) the remittance by the Custodian of the net balance of the proceeds from any sale of the Shares to be sold in accordance with the payment instructions set forth in the Custody Agreement or such other instructions as the Attorneys-in-Fact, or either of them acting alone, may, upon the instructions of the undersigned, have given to the Custodian in accordance with the Custody Agreement, and (vii) the return to the undersigned of new certificates representing the number of shares of Common Stock represented by certificates deposited with the Custodian that are in excess of the number of Shares sold by the undersigned to the Underwriters as specified in the Underwriting Agreement; provided, however, that the Attorneys-in-Fact shall obey any instructions of the undersigned with respect to any denominations of the new certificates for the Shares to be issued;

          (e) to join the Company in withdrawing the Registration Statement if the Company should desire to withdraw such registration statement;

          (f) to retain legal counsel in connection with any and all matters referred to herein (which counsel may, but need not be, counsel for the Company);

          (g) to arrange payment therefor of those expenses of the public offering, if any, payable by the undersigned;

          (h) to endorse (in blank or otherwise) on behalf of the undersigned the certificate or certificates representing the shares of Common Stock to be sold by the undersigned, or a stock power or powers attached to such certificate or certificates; and

          (i) to make, execute, acknowledge and deliver all other contracts, orders, receipts, notices, requests, instructions, certificates, letters and other writings, including communications to the Commission (including a request or requests for acceleration of the effective date of the Registration Statement) and state securities law authorities, any amendments to the Underwriting Agreement, the Custody Agreement or any agreement with the Company with regard to expenses, and certificates and other documents required to be delivered by or on behalf of the undersigned pursuant to the Underwriting Agreement or the Custody Agreement, and specifically to execute on behalf of the undersigned stock powers and transfer instructions relating to the Shares to be sold by the undersigned, and in general to do all things and to take all action which the Attorneys-in-Fact, or either of them acting alone, may consider necessary and proper in connection with, or to carry out and comply with, all terms and conditions of the Underwriting Agreement and the Custody Agreement and the aforesaid sale of Shares to the several Underwriters; provided, however, that no such actions by the Attorneys-in-Fact shall violate the limits in the provisos in (a)(i), (a)(ii) and (b) above.

          Notwithstanding the foregoing, the Attorneys-in-Fact shall not have any power of authorization to execute any agreement or instrument on behalf of the undersigned that constitutes a waiver or amendment of the Amended and Restated Investors' Agreement dated as of March 29, 1999, as amended heretofore.

     2. (a) The undersigned hereby (i) confirms the accuracy of the information concerning the undersigned and the undersigned's beneficial interests in the Company (but not the percentages therein) as set forth in the Registration Statement under the caption "Principal and Selling Stockholders" and will notify the Company immediately in writing if such information changes and (ii) makes, at and as of the date of this Power of Attorney, with and to the Underwriters each of the representations, warranties and agreements of such Selling Stockholder set forth in Section 1(b) of the form of the Underwriting Agreement attached hereto as Exhibit A-1, and all such representations, warranties and agreements are incorporated by reference herein in their entirety, the representations, warranties and agreements being subject, however, to the exception that orders or authorizations that may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the National Association of Securities Dealers and state securities or Blue Sky laws and the laws of foreign jurisdictions in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the undersigned have not yet been obtained. The undersigned further agrees with the Company and the Underwriters that for all purposes of the representations, warranties and agreements incorporated by reference herein from subsection (vi) of Section 1(b) of the form of the Underwriting Agreement attached hereto as Exhibit A-1, delivery of this Power of Attorney and the statements contained herein or incorporated herein constitute and will constitute on a continuing basis written information furnished by the undersigned to the Company for use in the Registration Statement and any such prospectus, amendment or supplement.

     (b) The undersigned further represents and warrants to, and agrees with, you and the several Underwriters that this Power of Attorney and the Custody Agreement has been, and the Underwriting Agreement when duly executed by you will be, duly executed and delivered by or on behalf of the undersigned and this Power of Attorney constitutes the valid and binding agreement of the undersigned enforceable against the undersigned in accordance with its terms.

     3. This Power of Attorney and all authority conferred hereby are granted and conferred subject to the interests of the Underwriters and the other Selling Stockholders; and, in consideration of those interests and for the purpose of completing the transactions contemplated by the Underwriting Agreement and this Power of Attorney, this Power of Attorney and all authority conferred hereby, to the extent enforceable by law, shall be deemed coupled with an interest and be irrevocable and, except as set forth herein or in the Custody Agreement, not subject to termination by the undersigned or by operation of law, whether by the death or incapacity of the undersigned (if the undersigned is an individual) or by the death or incapacity of any executor or trustee (if the undersigned is an estate or trust) or the termination of such estate or trust or by the dissolution of the undersigned (if the undersigned is a partnership or corporation), or by the occurrence of any other event, and the obligations of the undersigned as a Selling Stockholder under the Underwriting Agreement similarly are not to be subject to termination and shall remain in full force and effect until the termination date described below. If any such individual or any such executor or trustee should die or become incapacitated or if any such estate or trust should be terminated or if any such partnership or corporation should be dissolved or if any other such event should occur before the delivery of the Shares to be sold by the undersigned under the Underwriting Agreement, certificates representing such Shares shall be delivered by or on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement and of the Custody Agreement, and actions taken by the Attorneys-in-Fact, or either of them acting alone, pursuant to this Power of Attorney and by the Custodian

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under the Custody Agreement shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or either of them acting alone, shall have received notice of such death, incapacity, termination, dissolution or other event.

     Notwithstanding the foregoing, if the Underwriting Agreement is not executed and delivered and the transactions contemplated thereby consummated on or prior to March 31, 2002, then this Power of Attorney shall thereupon terminate, subject, however, to all lawful action done or permitted by the Attorneys-in-Fact, or any of them, pursuant to this Power of Attorney on or prior to such date and subject to the power of the undersigned to extend this Power of Attorney and, with the consent of the Custodian, the Custody Agreement by giving written notice thereof to the Attorneys-in-Fact, or either of them, and to the Custodian.

     4. The undersigned will immediately notify the Attorneys-in-Fact, the Company and the Representatives of the occurrence of any event which shall cause the representations and warranties contained herein not to be true and correct during the period of the public offering of the Shares or at any applicable Time of Delivery for Shares pursuant to the Underwriting Agreement.

     5. The undersigned ratifies all that the Attorneys-in-Fact shall do by virtue of their Power of Attorney in compliance with the terms hereof. All actions may be taken by either of the Attorneys-in-Fact alone. In the event that any statement, request, notice or instruction given by one Attorney-in-Fact shall be inconsistent with that given by another, any such statement, request, notice or instruction from Todd M. DuChene shall prevail.

     6. It is understood that, other than in their capacities as Attorneys-in-Fact, the Attorneys-in-Fact make no representations with respect to and shall have, except as required by the 1933 Act in respect of their capacities as officers or directors who sign the Registration Statement, no responsibility for the Registration Statement or Prospectus. The undersigned agrees to hold the Attorneys-in-Fact, jointly and severally, free and harmless from any and all loss, damage, liability or expense incurred in connection herewith, including reasonable attorney's fees and costs, which they, or either of them acting alone, may sustain as a result of any action taken hereunder except to the extent that the loss, damage, liability or expense incurred is attributable to the gross negligence or willful misconduct of the Attorneys-in-Fact. The liability of the undersigned pursuant to this paragraph shall not exceed the product of the number of shares of Common Stock sold by the undersigned and the public offering price for the Common Stock. It is understood that the Attorneys-in-Fact shall serve without compensation.

     7. If any provision of this Power of Attorney is found to be unenforceable as applied in any particular case or circumstances in any applicable jurisdiction because it conflicts with any other provision of this Power of Attorney, or any constitution, statute or rule of public policy, or for any other reason, such finding shall not render the provision unenforceable in any other case or circumstances, or render any other provision of this Power of Attorney unenforceable to any extent whatsoever.

     8. This Power of Attorney is made under, and shall be governed pursuant to, the laws of the State of New York and shall be deemed to be an instrument under seal.


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


9. This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated:  February 12, 2002




Maximum Number of Shares of
Common Stock To Be Sold:

                 Shares
----------------
                                    Signature of Selling Stockholder:


                                    -------------------------------------------
                                    [Signature]


                                    -------------------------------------------
                                    [Insert Full Name of Selling Stockholder]


NOTE: ALL SIGNATURE(S) ON THIS POWER OF ATTORNEY MUST BE EITHER GUARANTEED BY ONE OF THE INSTITUTIONS REFERRED TO IN THE FIRST PARAGRAPH OF THE CUSTODY AGREEMENT OR ELSE MUST BE NOTARIZED; SEE BELOW.

STATE OF                    )
         -------------------

                             ss.:

COUNTY OF                   )


     On the    day of _______, 2002 before me personally came _____________
________________________________________ to me known and known to me to be the individual described in, and who executed the foregoing instrument, and (s)he acknowledged to me that (s)he executed the same.


                                                     --------------------------
                                                              Notary Public


My term expires:
                ----------------------

ACKNOWLEDGED AND ACCEPTED:


----------------------------------
Todd M. DuChene


----------------------------------
Kevin P. Clark

                                                                     Schedule I

Instruction: Indicate how you wish to receive payment for the shares of Common Stock sold


                               MANNER OF PAYMENT

The undersigned requests that payment for the shares of Common Stock to be sold by the undersigned pursuant to the Underwriting Agreement be made in the following manner (CHECK ONE):

[  ]              CHECK made payable to the order of:

                  ---------------------------------------

                  to be sent to the following address:

                  ---------------------------------------

                  ---------------------------------------

                  Telephone:
                            -----------------------------

[  ]              WIRE TRANSFER to the following account:

                  Account No.
                             ----------------------------

                  Bank Name:
                            -----------------------------

                  Bank Address:
                               --------------------------

                  ---------------------------------------

                  Contact at Bank:
                                  -----------------------

                  Telephone:
                            -----------------------------

[  ]              OTHER (please specify):

                  ---------------------------------------

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